PROMISSORY NOTE

U.S.$2,000,000	Dated as of: September 26, 2006

FOR VALUE RECEIVED, the undersigned company executing and delivering this PROMISSORY NOTE (this “Note”) as “Borrower" and identified as such on the signature pages to this Note under the caption “The Borrower” (together with its respective successors and assigns, the “Borrower”), by this Note absolutely and unconditionally promises to pay to the order of Strakan International Limited, a company organized under the laws of Bermuda (together with its successors and assigns, the “Lender”), on the “Maturity Date” (as defined below) or such earlier date set forth herein, the principal sum of Two Million Dollars (U.S. $2,000,000), and to pay interest as hereinafter provided on the principal sum outstanding hereunder from time to time from the date hereof until such principal sum or the unpaid portion thereof shall have been paid in full.

The obligation of the Borrower hereunder to pay the principal of and the interest on this Note and to pay all (if any) other sums which may become due and payable on or in respect of this Note or the Indebtedness evidenced hereby, strictly in accordance with the terms and the tenor of this Note, are absolute, unconditional and irrevocable.

This Note evidences the obligation of the Borrower to repay to the Holder hereof the principal amount of a loan (the “Loan”) in the aggregate original principal amount of U.S. $2,000,000 made by the Lender to the Borrower on the date hereof, and to pay to the Holder of this Note interest thereon and also all other sums that may become due and payable hereunder in accordance with the terms hereof.

This Note and the obligations of the Borrower hereunder to the Holder hereof shall also be governed by the following additional provisions:

Section 1.   Definitions. As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies, authorities and agencies, and all applicable judgments, orders and decrees of all courts and arbitrators.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Pennsylvania, Bermuda, or London, England are authorized or required by law or executive order to close or are otherwise closed to the public for the transaction of banking business.

“Contingent Obligation” means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holder of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall in any event include:

(a)  any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; and

(b)  any Indebtedness of such Person of the type described in clause (b) of the definition of the term “Indebtedness”.

“Default” means any Event of Default or any condition or event which, after notice or lapse of time, or both, would become an Event of Default.

“Event of Default” is defined in Section 5.1.

“Governmental Authority” means any governmental authority of the United Kingdom, Bermuda, the United States of America, or any State thereof, including any political subdivision, authority, agency, department, public board or body, court or instrumentality of any such governmental authority, having jurisdiction over the Borrower or any of the transactions contemplated by this Note or any of the other Loan Documents.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Holder” means the Lender in possession of this Note or any other Person who is at the time the lawful holder in possession of this Note.

“Indebtedness” means all of the obligations of the Borrower which, in accordance with generally accepted accounting principles, would be included as liabilities on the liability side of the balance sheet of the Borrower prepared as at such time, and in any event shall include:

(a) all Indebtedness for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid), all Indebtedness relative to the face amount of all letters of credit, whether or not drawn, all Indebtedness of constituting capitalized lease obligations, and all other obligations for the deferred purchase price of Property or services;

(b) all indebtedness arising or incurred under or in respect of any agreement, contingent or otherwise, made by the Borrower (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person, or (ii) to purchase, sell or lease (as lessee or lessor) any Property, or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person’s indebtedness against loss, regardless of the delivery or non-delivery of the Property or the furnishing or non-furnishing of the transportation or services, or (iii) to make any investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date or to provide funds for the payment of any liability, dividend or stock liquidation payment or otherwise to supply funds to or in any manner invest in any other Person;

(c)  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by the Borrower, even though recourse with respect to such indebtedness is limited to such Property;

(d)  all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of the Borrower; and

(e)  all indebtedness arising or incurred under or in respect of any Contingent Obligations.

Anything in the foregoing sentence of this definition to the contrary notwithstanding, for purposes of this Agreement and the other Loan Documents, the term “Indebtedness”, shall in no event include any Indebtedness or Contingent Obligations in respect of any accounts payable, accrued liabilities or other Indebtedness to trade creditors, employees, former employees or consultants, including, but not limited to, accrued liabilities for or in respect of employee payroll, payroll taxes, deferred compensation or severance arrangements, in each case, if and to the extent such accounts payable, accrued liabilities or other such Indebtedness arise in the ordinary course of business.

“Insolvency Laws” means the bankruptcy or insolvency laws of the United States, Bermuda, or the United Kingdom, or any other similar Requirements of Law of any other jurisdiction covering the protection of creditors’ rights or the relief of debtors.

“Insolvency Proceedings” means any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under any Insolvency Laws, or upon any assignment for the benefit of creditors or any marshalling of the Property and liabilities of the Borrower, or otherwise.

“Lien” means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), and the rights of the creditor or secured party under any such agreement or instrument.

“Loan Documents” means, collectively, this Note, the Patent Security Agreement, the Trademark Security Agreement and each other agreement or instrument that shall from time to time after the date hereof be identified by the Holder and the Borrowers as a “Loan Document” for purposes of this Note.

“Maturity Date” means the later of (a) November 30, 2006; or (b) in the event that the Borrower should file with the U.S. Securities Exchange Commission (the “SEC”) a preliminary Proxy Statement relating to the sale of certain assets to the Lender, and if the SEC has reviewed that preliminary Proxy Statement, December 21, 2006; or (c) such later date as may be mutually agreed in writing between the parties hereto.

“Obligations” means, collectively, all payment, performance or other obligations of the Borrower to the Holder of any kind under or in respect of this Note or any of the other Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest (including interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws, or is an allowed claim in such Insolvency Proceeding), premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise.

“Original Principal Amount” means the aggregate original principal amount of the Loan, i.e., U.S. $2,000,000.

“Patent Collateral” means “Patent Collateral” as defined in the Patent Security Agreement.

“Patent Portfolio” means the patents listed on Schedule A to the Patent Security Agreement.

“Patent Security Agreement” means the Patent Collateral Assignment and Security Agreement, dated as of September 26 2006, between the Borrower and the Lender, as amended and/or restated and in effect from time to time.

“Permitted Lien” means Liens on (a) the Patent Collateral previously granted to PDI, Inc. and to the Lender and (b) the Trademark Collateral granted to the Lender.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirements of Law” means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its Properties or businesses.

“Taxes” is defined in Section 2.6.

“Trademark Collateral” means “Pledged Trademarks” as defined in the Trademark Security Agreement.

“Trademark Portfolio” means the patents listed on Schedule A to the Trademark Security Agreement.

“Trademark Security Agreement” means the Trademark Collateral Security and Pledge Agreement, dated as of September 26 2006, between the Borrower and the Lender, as amended and/or restated and in effect from time to time.

“U.S. Dollars” and “U.S. $” mean the lawful currency of the United States.

Section 2.   Principal, Interest and Other Payments, etc.

2.1   Principal Payments. Repayments and prepayments of principal of this Note shall be made in accordance with the following provisions of this Section 2.1.

(a)  Repayments. The Borrower hereby promises to make payment in full of all of the unpaid principal of this Note on the Maturity Date. All of the Obligations of the Borrower evidenced by this Note shall, if not sooner paid, be in any event due and payable in full on the Maturity Date.

(b)  Prepayments. The Borrower may, from time to time on any Business Day (without premium or penalty) make a voluntary prepayment, in whole or in part, of the then aggregate outstanding principal amount of this Note.

2.2   Interest Payments. The Borrower shall make payments of interest under this Note in accordance with the following provisions of this Section 2.2:

(a)  Interest Rates. The Borrower hereby absolutely and unconditionally promises to pay interest on the unpaid principal amount of this Note for the period commencing on the date of this Note until such principal is paid in full at a rate per annum equal to six percent (6%).

(b)  Interest on Overdue Amounts. Each overdue amount payable by the Borrower to the Holder under any provision of this Note shall bear interest, from the date on which such amount shall have first become due and payable by the Borrower to the Holder hereunder to the date on which such amount shall be paid to the Holder (whether before or after judgment), at the annual interest rate that is at all times equal to three percent (3%). The unpaid interest accrued on each overdue amount owing to the Holder in accordance with the foregoing terms of this paragraph (b) shall become and be absolutely due and payable by the Borrower to the Holder upon demand by the Holder at any time and from time to time. Interest on each such overdue amount shall continue to accrue in accordance with this paragraph (b) and shall be compounded monthly until the Obligations in respect of the payment of such overdue amount are discharged (whether before or after judgment).

(c)  Payment Dates. Interest accrued on principal of this Note shall be payable, without duplication:

(i)  on the Maturity Date; and

(ii)  with respect to any portion of the outstanding principal of this Note prepaid pursuant to Section 2.1(b), on the date of such prepayment.

2.3   Making of Payments. Any and all payments by the Borrower under or in respect of this Note shall be made, irrespective of any right of counterclaim or setoff, not later than 3:00 p.m. (Delaware time) on the due date thereof or (as the case may be) on the date of demand therefor (or, if demand therefor is made after 3:00 p.m. (Delaware time) on any day, on the next succeeding Business Day), in U.S. Dollars to the Holder in same day funds in accordance with the Holder’s payment instructions.

2.4   Due Date Extension. If any payment of principal of or interest on this Note, or any payment of any fees or other sums payable under this Note, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

2.5   Computations. Interest shall be computed on the basis of a year of 360 days, and for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable.

2.6   Taxes. Any and all payments by the Borrower under or in respect of this Note shall be made in U.S. Dollars and free and clear of and without any deduction or withholding for any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Holder, any franchise taxes imposed on the Holder by applicable Governmental Authorities as a direct consequence of the Holder being organized and existing or qualified to do business in any jurisdiction and any taxes, assessments, charges, duties, fees, levies or withholdings imposed on or determined by reference to the Holder’s overall net income by applicable Governmental Authorities (all such nonexcluded taxes, levies, imposts, duties, deductions, charges, withholdings and liabilities in respect of payments by the Borrowers or any of them under or in respect of this Note being called, collectively, “Taxes”).

2.7   Costs and Expenses. The Borrower agrees to pay to the Lender, upon execution of this Note, to be paid out of the proceeds of the loan evidenced by this Note, U.S.$30,000 to cover, in part, costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, recording and administration of this Note, the other Loan Documents, and any other documents which may be prepared and/or delivered in connection with this Note or the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect hereto and thereto and with respect to advising the Lender as to rights and responsibilities under this Note, and the other Loan Documents. In addition to the foregoing and any amounts required to be paid to the Lender pursuant to Section 6.1 below, the Borrower shall pay to the Lender any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Note or any such other Loan Documents, and agrees to save the Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

2.8   No Set-off or Counterclaim. Each payment payable by the Borrower to the Holder under this Note shall be made by the Borrower to the Holder without set-off or counterclaim and free and clear of and without any restrictions or conditions of any nature.

2.9   Indemnification.

(a)  Without limiting any of the other Obligations or any of the other remedies of the Lender under this Note, the Borrower hereby agrees to indemnify and hold harmless the Lender from and against, any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against the Lender in connection with or by reason of (i) the failure of any of the Obligations to be the legal, valid and binding obligations of the Borrower intended to be obligated therefor, enforceable against the Borrower in accordance with its terms, or (ii) any investigation, litigation or proceeding (including any Insolvency Proceedings) related to this Note or the funding or administration of the Loan or any of the other Loan Documents.

(b)  The Borrower hereby also agrees that neither the Lender nor any of its affiliates nor any of its officers, directors, employees, agents, representatives or advisors (each, an “Indemnified Party”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors, and the Borrower hereby agrees not to assert any claim against any of the Indemnified Parties on any theory of liability, for special, indirect, consequential or punitive damages, arising out of or otherwise relating to the transactions contemplated by the Loan Documents (or any aspect thereof), the actual or proposed use of the proceeds of the Loan, or the Loan Documents or any of the other transactions contemplated thereby, except to the extent, in the case of any such Indemnified Party, that such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(c)  Without prejudice to the survival of any of the other agreements of the Borrowers under this Note or any of the other Loan Documents, the agreements and obligations of the Borrowers contained in Section 2.7 hereof and this Section 2.9 shall survive the payment in full of the Obligations and all of the other amounts payable under this Note.

Section 3.   Representations and Warranties of Borrowers. The Borrower represents and warrants to the Lender as follows:

(a)  The Borrower has received from the Lender on the date hereof the cash proceeds of the Loan in the Original Principal Amount by wire transfer of such amount to an account designated in writing by the Borrower.

(b)  The proceeds of the Loan have been or (as the case may be) will be used for working capital and general corporate purposes.

(c)  This Note and the Obligation hereunder constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by or subject to Insolvency Laws or moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

(d)  The Obligations rank and will continue to rank at least pari passu in priority of payment and in all other respects with all other secured Indebtedness of the Borrower, subject to the Permitted Liens.

Section 4.   Certain Covenants of Borrower. The Borrower agrees with the Holder and warrants that, from and after the date hereof and until all of the Obligations have been paid in full, except as otherwise expressly consented to, in each instance, by the Holder in writing:

(a)  Reporting Requirements. The Borrower will furnish to the Holder the following:

(i)  promptly after the occurrence of each Default, a written statement of an authorized officer of the Borrower setting forth details of such Default and the action which the Borrower proposes to take with respect thereto;

(ii)  promptly after the occurrence thereof, written notice of any event or events which are reasonably likely to have a materially adverse effect; and

(iii)  such other financial information respecting the business, Property or the financial condition or operations of the Borrower as the Holder may from time to time reasonably request.

(b)  Liens Upon Patent and Trademark Collateral. The Borrower will not create, incur, assume, or permit or suffer to exist, any Liens upon the Patent Collateral or Trademark Collateral other than Permitted Liens.

Section 5.   Events of Default and Remedies.

5.1   Events of Default. The term “Event of Default” shall mean any of the following events set forth in this Section 5.1 occurring or existing at any time on or after the date of this Note:

(a)  Non-Payment of Obligations. The Borrower shall default in the payment when due under this Note of any sum (whether of principal, interest or otherwise).

(b)  Non-Performance of Other Obligations. The Borrower shall default in the due performance or observance of any of its Obligations under this Note or any of the other Loan Documents (other than the Obligations specified in paragraph (a)), and such default shall continue unremedied for more than five (5) days after notice thereof shall have been given to any of the Borrower by the Holder.

(c)  Breach of Warranty. Any representation or warranty of the Borrower under any of the Loan Documents shall be untrue or incorrect in any material respect when made or deemed made.

(d)  Sale/Transfer of Property. The Borrower shall enter into an agreement to sell or otherwise transfer all or substantially all of its Property, the Patent Collateral or the Trademark Collateral.

(e)  Insolvency Proceedings, etc. The Borrower shall:

(i)  generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;

(ii)  apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for any substantial part of its Property, or make a general assignment for the benefit of its creditors;

(iii)  in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of its Property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within forty-five (45) days;

(iv)  permit or suffer to exist the involuntary commencement of, or voluntarily commence, any Insolvency Proceedings under any Insolvency Laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower, provided that, if not commenced by the Borrower, such proceeding shall be consented to or acquiesced in by the Borrower, or shall result in the entry of an order for relief or shall remain undismissed for more than forty-five (45) days;

(v)  permit the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of the Property of the Borrower; or

(vi)  take any corporate action authorizing any of the foregoing.

(f)  Failure to Approve Sale of Patent Portfolio and Trademark Portfolio. The shareholders and directors of the Borrower shall not have approved of the sale of the Patent Portfolio and Trademark Portfolio to the Lender on or prior to the Maturity Date.

(g)  Impairment of Loan Documents, etc. This Note or any of the other Loan Documents shall (except in accordance with their terms), in whole or in part, cease to be effective, or cease to be the legally valid, binding and enforceable Obligation of the Borrower; or the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

5.2   Action if Insolvency Proceeding. If any Default or Event of Default described in Section 5.1(e) shall at any time occur, all of the outstanding principal amount of this Note and all of the other Obligations of each of the Borrowers hereunder shall automatically become and be immediately due and payable, all without notice, demand, presentment or other action of any kind.

5.3   Action if Any Other Event of Default. If any Event of Default (other than an Event of Default described in Section 5.1(e)) shall at any time occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may declare all or any portion of the outstanding principal amount of this Note and the outstanding amount of all or any of the other Obligations of the Borrower hereunder to be immediately due and payable, whereupon such principal and other Obligations shall become and be immediately due and payable, in each case, without notice, demand, presentment or other action of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.

Section 6.   Miscellaneous Provisions.

6.1   Costs and Expenses of Enforcement, etc. Should all or any part of the Indebtedness represented by this Note be collected by action at law, or in Insolvency Proceedings or other court proceedings, or should this Note be placed in the hands of attorneys for collection after Default, the Borrower hereby promises to pay to the Holder of this Note, upon demand by the Holder hereof at any time and from time to time, in addition to principal, interest and all (if any) other sums payable on or in respect of this Note or the Indebtedness evidenced hereby, all court costs and reasonable attorneys’ fees and all other reasonable collection charges and expenses incurred or sustained by the Holder in connection with the enforcement of this Note, any participation agreement related to this Note, the other Loan Documents and such other documents which may be delivered in connection with this Note or the other Loan Documents.

6.2   Waivers. The Borrower hereby unconditionally and irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor or any guarantees hereof.

6.3   CHOICE OF LAW. THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

6.4   Submission to Jurisdiction; Waiver of Jury Trial.

(a)  THE BORROWER BY ITS EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) HEREBY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF DELAWARE AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS GIVEN TO THE HOLDER HEREOF IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER AND THE HOLDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER OR THE HOLDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH (b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE HOLDER IS RELYING AND UPON WHICH THE LENDER HAS RELIED IN MAKING THE LOAN TO THE BORROWER. THE HOLDER OR THE BORROWER MAY FILE THE ORIGINAL OF THIS NOTE OR A COPY OF THIS PARAGRAPH (b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER AND THE HOLDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, this PROMISSORY NOTE, in the face amount of U.S. $2,000,000, has been duly executed and delivered by the undersigned Borrower on and as of September 26, 2006.

THE BORROWER:

CELLEGY PHARMACEUTICALS, INC.

By:	/s/ Richard C. Williams

Title: Interim Chief Executive Officer

ACCEPTANCE BY LENDER

STRAKAN INTERNATIONAL LIMITED hereby accepts the foregoing PROMISSORY NOTE and all of the agreements, promises and covenants of the Borrower set forth therein, on and as of September 26, 2006.

THE LENDER:

STRAKAN INTERNATIONAL LIMITED

Dated as of: September 26, 2006	By:	/s/ Wilson Totten

Title: CEO and Director